UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2004 (November 2, 2004)

ZIX CORPORATION

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-17995 (Commission file number)	75-2216818 (I.R.S. employer identification no.)

2711 North Haskell Avenue, Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 3.02 Unregistered Sales of Equity Securities
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Purchase Agreement - Omicron Master Trust
Purchase Agreement - Amulet Limited
Form of Convertible Note Due 2005
Form of Common Stock Purchase Warrant
Form of Registration Rights Agreement
Security Agreement
Press Release

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     See discussion under Item 3.02 “Unregistered Sales of Equity Securities.”

ITEM 3.02 Unregistered Sales of Equity Securities

     On November 2, 2004, Zix Corporation (NASDAQ: ZIXI) (“ZixCorp”) entered into purchase agreements (the “Transaction”) with Omicron Master Trust (“Omicron”) and Amulet Limited (together with Omicron, the “Investors”), pursuant to which ZixCorp issued and sold to the Investors $20 million aggregate principal amount of secured, convertible notes (“Notes”) and related warrants (the “Warrants” and together with the Notes, the “Securities”). The Notes convert into ZixCorp common stock, par value of $.01 per share (“Common Stock”), at an initial conversion price of $6.00 per share (as adjusted in accordance with certain anti-dilution adjustments, the “Conversion Price”). At the initial Conversion Price, the Notes would convert into an aggregate of 3,333,333 shares of Common Stock. As of October 30, 2004, there were approximately 32.2 million shares of Common Stock outstanding.

Principal Payments under the Notes

     The principal owing under the Notes is to be repaid in four equal installments of $5 million on the one, two, three and four year anniversary dates of the sale and issuance of the Notes. The principal is payable in cash; provided, however, that at ZixCorp’s option, the principal may be repaid on scheduled payment dates by converting the principal amount to be repaid into Common Stock at the Conversion Price if the Common Stock closes above $6.00 per share for a specified number of trading days preceding the scheduled principal payment date and if other specified conditions are satisfied.

     ZixCorp has the right to prepay the principal amount owing under the Notes at 105% of the par (principal) amount of the Notes, plus accrued interest, plus issue an immediately exercisable supplemental warrant exercisable for 70% of the Common Stock that would be issued to the holders of the Notes in respect of the principal amount thereof if the Notes were to remain outstanding. The exercise price of this warrant will be the Conversion Price of the Notes and the term of this Warrant will be identical to the remaining term of the Note.

Interest Payments

     The Notes bear interest at the six-month London Interbank Offered Rate (LIBOR) plus 3% (currently, approximately 5.3%). Interest on the Notes is payable quarterly in cash; provided, however, that at ZixCorp’s option, such interest may also be paid in Common Stock valued at a 10% discount to the volume weighted average price (“VWAP”) for the Common Stock for a specified number of trading days preceding the interest payment date.

Conversion of the Notes

     The holders of the Notes may convert the Notes into the Common Stock at any time or from time-to-time at the Conversion Price. ZixCorp has the right to force the conversion of the Notes at the Conversion Price if the Common Stock closes above $11.00 per share for a specified number of trading days and if other specified conditions are met.

     The Notes have both weighted average and “full ratchet” anti-dilution provisions that would cause an adjustment to the Conversion Price and the number of shares issuable under the Notes upon the occurrence of specified events.

Events of Default and Repurchase Rights

     The Notes become immediately exercisable in full upon the occurrence of certain specified “events of default.” Furthermore, the holders of the Notes have the right to require ZixCorp to repurchase the Notes in cash upon the occurrence of specified “repurchase events,” such as a change in control, while the Notes are outstanding.

Restrictive Covenants

     The Notes contain restrictive covenants, including covenants that prohibit ZixCorp from incurring certain indebtedness, establishing certain liens on ZixCorp assets or issuing any variable priced securities.

Security Arrangements for the Notes; Cash Balance Requirement

     The Notes are secured by a first, perfected security interest in certain cash collateral placed in a restricted, segregated collateral account. The amount of cash collateral required to be maintained in this account is 50% of the aggregate principal amount then owing under the Notes (currently $10 million). The cash collateral is not accessible for use by ZixCorp until such time as it is released. The cash held in the cash collateral account will be released in its entirety following ZixCorp attaining two consecutive quarters of net income, assuming ZixCorp is otherwise in compliance with its obligations under the Notes and other transaction documents and no “event of default” or “repurchase event” has occurred.

     Separately, ZixCorp is required to maintain cash (including the cash collateral held in the collateral account) and cash equivalents equal to $10 million through November 2, 2007, and $5 million thereafter for so long as the Notes are outstanding. Failure to maintain the required cash and cash equivalents is an “event of default” under the Notes.

Right to Participate in Future Financings

     The Investors have the right to participate in certain security offerings undertaken by ZixCorp within two years of the sale and issuance of the Securities. This participation right entitles the Investors to collectively purchase up to one-third of the securities offered in such offerings.

Warrants

     Immediately exercisable warrants initially covering an aggregate of 1,000,000 shares, at an initial exercise price of $6.00 per share, were also issued to the Investors. The Warrants have a five-year term and have both weighted average and “full ratchet” anti-dilution provisions that would cause an adjustment to the exercise price of, and number of shares issuable under, the Warrants upon the occurrence of specified events.

Share Limitations

     The transaction documents entered into in connection with the sale and issuance of the Securities provide that the aggregate number of shares issued under the Notes and the Warrants and otherwise in connection with the Transaction may not exceed 19.9% of the number of outstanding shares of the ZixCorp common stock (measured as of the date of the purchase agreement relating to the Transaction).

Registration Rights

     In connection with the sale and issuance of the Securities, ZixCorp and each of the Investors entered into a Registration Rights Agreement, dated November 2, 2004, with respect to the Securities, pursuant to which ZixCorp agreed to prepare and file, within 30 days following the issuance of the Securities, a registration statement with the SEC covering the resale of (a) 150% of the Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants and (b) an estimated number of Common Stock shares potentially issuable in respect of interest on the Notes. ZixCorp is required to have such registration statement declared effective within 75 days (if the registration statement is not reviewed by the SEC) and 105 days (if the registration statement is reviewed by the SEC) following the date of the sale and issuance of the Securities, or be subject to specified liquidated damages and actual damages incurred by the Investors as a result of the failure to have the registration statement effective by such date.

Other

     The Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

     Copies of the definitive agreements relating to the sale and issuance of the Securities are filed herewith as Exhibits 4.1 through 4.6, and are incorporated herein by reference. The summary of the matters set forth above is qualified in its entirety by reference to such exhibits.

     On November 2, 2004, ZixCorp issued a press release announcing the consummation of the sale and issuance of the Securities. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
4.1	Purchase Agreement, dated as of November 1, 2004, by and between Zix Corporation and Omicron Master Trust (excluding schedules and exhibits).
4.2	Purchase Agreement, dated as of November 1, 2004, by and between Zix Corporation and Amulet Limited (excluding schedules and exhibits).
4.3	Form of Convertible Note Due 2005 — 2008 of Zix Corporation, dated as of November 2, 2004 (including exhibits).
4.4	Form of Common Stock Purchase Warrant, dated as of November 2, 2004, to purchase shares of Zix Corporation.
4.5	Form of Registration Rights Agreement, dated as of November 2, 2004, by and between Zix Corporation and the Investors.
4.6	Security Agreement, dated as of November 2, 2004, made by Zix Corporation to Law Offices of Brian W. Pusch, as collateral agent on behalf of the holders named therein.
99.1	Press Release issued by Zix Corporation on November 2, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Dated: November 4, 2004	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Purchase Agreement, dated as of November 1, 2004, by and between Zix Corporation and Omicron Master Trust (excluding schedules and exhibits).
4.2	Purchase Agreement, dated as of November 1, 2004, by and between Zix Corporation and Amulet Limited (excluding schedules and exhibits).
4.3	Form of Convertible Note Due 2005 — 2008 of Zix Corporation, dated as of November 2, 2004 (including exhibits).
4.4	Form of Common Stock Purchase Warrant, dated as of November 2, 2004, to purchase shares of Zix Corporation.
4.5	Form of Registration Rights Agreement, dated as of November 2, 2004, by and between Zix Corporation and the Investors.
4.6	Security Agreement, dated as of November 2, 2004, made by Zix Corporation to Law Offices of Brian W. Pusch, as collateral agent on behalf of the holders named therein.
99.1	Press Release issued by Zix Corporation on November 2, 2004.